Exhibit 99.5

TPB ACQUISITION CORPORATION I

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Purpose and Policy

The primary purpose of the Audit Committee (the “Committee”) shall be to act on behalf of the Board of Directors (the “Board”) of TPB Acquisition Corporation I (the “Company”) in fulfilling the Board’s oversight responsibilities with respect to the Company’s corporate accounting and financial reporting processes, the systems of internal control over financial reporting, and audits of financial statements, as well as the quality and integrity of the Company’s financial statements and reports and the qualifications, independence and performance of the registered public accounting firm or firms engaged as the Company’s independent outside auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services (the “Auditors”). The Committee shall also provide oversight assistance in connection with the Company’s legal, risk, regulatory and ethical compliance programs as established by management and the Board.

The policy of the Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication among the Committee, the Auditors and the Company’s financial management.

Composition

The Committee shall consist of no fewer than three members, absent a temporary vacancy. The Committee shall satisfy the independence and financial literacy requirements of The Nasdaq Stock Market (“Nasdaq”) and the independence requirements of the Securities and Exchange Commission (“SEC”) applicable to Committee members as in effect from time to time. At least one member of the Committee shall qualify as an Audit Committee Financial Expert as defined in Item 407(d)(5)(ii) of Regulation S-K under the Securities Act of 1933, as amended, and shall satisfy the applicable Nasdaq financial sophistication requirements as in effect from time to time. The members of the Committee shall be appointed by and serve at the discretion of the Board. Vacancies occurring on the Committee shall be filled by the Board. The chairperson of the Committee (the “Chair”) shall be designated by the Board or, if it does not do so, the Committee members shall elect a chairperson by vote of a majority of the full Committee. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee. The Board may remove any member from the Committee at any time with or without cause.

Meetings and Minutes

The Committee shall meet on at least a quarterly basis. Minutes of each meeting will be kept and all such minutes and actions by unanimous written consent will be distributed to members of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chair of the Committee shall report to the Board from time to time, or whenever so requested by the Board.

Authority

The Committee shall have authority to appoint, determine compensation for, and at the Company’s expense, retain and oversee the Auditors as set forth in Section 10A(m)(2) of the Securities Exchange Act of 1934, as amended, and the rules thereunder and otherwise to fulfill its responsibilities under this charter. The Committee shall have authority to retain and determine compensation for, at the expense of the Company, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Committee shall also have authority to pay, at the expense of the Company, ordinary administrative expenses that, as determined by the Committee, are necessary or appropriate in carrying out its duties. Each member of the Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to require that any of the Company’s personnel, counsel, accountants (including the Auditors) or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special outside legal, accounting or other advisors or consultants. The approval of this charter by the Board shall be construed as a delegation of authority to the Committee with respect to the responsibilities set forth herein.

Responsibilities

The Committee shall oversee the Company’s financial reporting process on behalf of the Board, and shall have direct responsibility for the appointment, compensation, retention and oversight of the work of the Auditors and any other registered public accounting firm engaged for the purpose of performing other review or attest services for the Company. The Auditors and each such other registered public accounting firm shall report directly and be accountable to the Committee. The Committee’s functions and procedures should remain flexible to address most effectively changing circumstances.

To implement the Committee’s purpose and policy, the Committee shall be charged with the following functions and processes with the understanding, however, that the Committee may supplement or (except as otherwise required by applicable laws or rules) deviate from these activities as appropriate under the circumstances:

1.                  Evaluation and Retention of Auditors. To evaluate the performance of the Auditors, including the lead partner, to assess their qualifications (including their internal quality-control procedures and any material issues raised by that firm’s most recent internal quality-control review or any investigations by regulatory authorities) and to determine whether to retain or to terminate the engagement of the existing Auditors or to appoint and engage a different independent registered public accounting firm, which retention shall be subject only to ratification by the Company’s shareholders (if the Committee or the Board elects to submit such retention for ratification by the shareholders). At least annually, the Committee should obtain and review a report by the Auditors that describes (1) the firm’s internal quality control procedures, (2) any material issues raised by the most recent internal quality control review, peer review or Public Company Accounting Oversight Board review or inspection of the firm or by any other inquiry or investigation by governmental or professional authorities in the past five years regarding one or more audits carried out by the firm and any steps taken to deal with any such issues, and (3) all relationships between the firm and the Company or any of its subsidiaries; and to discuss with the independent auditors this report and any relationships or services that may impact the objectivity and independence of the Auditors. At least annually, the Committee should evaluate the qualifications, performance and independence of the Auditors, including an evaluation of the lead (or coordinating) audit partner; and to assure and verify the regular rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

2.                  Communication Prior to Engagement. Prior to engagement of any prospective Auditors, to review a written disclosure by the prospective Auditors of all relationships between the prospective Auditors, or their affiliates, and the Company, or persons in financial oversight roles at the Company, that may reasonably be thought to bear on independence, and to discuss with the prospective Auditors the potential effects of such relationships on the independence of the prospective Auditors, consistent with Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence (“Rule 3526”), of the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

3.                  Approval of Audit Engagements. To determine and approve engagements of the Auditors, prior to commencement of such engagements, to perform all proposed audit, review and attest services, including the scope of and plans for the audit, the adequacy of staffing, the compensation to be paid, at the Company’s expense, to the Auditors and the negotiation and execution, on behalf of the Company, of the Auditors’ engagement letters, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting. The Committee should review and discuss with the Auditors (1) the Auditors’ responsibilities under generally accepted auditing standards and the responsibilities of management in the audit process, (2) the overall audit strategy, (3) the scope and timing of the annual audit, (4) any significant risks identified during the Auditors’ risk assessment procedures and (5) when completed, the results, including significant findings, of the annual audit.

4.                  Approval of Non-Audit Services. To determine and approve engagements of the Auditors, prior to commencement of such engagements (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid therefor, at the Company’s expense, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

5.                  Auditor Independence. At least annually, consistent with Rule 3526, to receive and review written disclosures from the Auditors delineating all relationships between the Auditors, or their affiliates, and the Company, or persons in financial oversight roles at the Company, that may reasonably be thought to bear on independence and a letter from the Auditors affirming their independence, to consider and discuss with the Auditors any potential effects of any such relationships on the independence of the Auditors as well as any compensation or services that could affect the Auditors’ objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

6.                  Former Employees of Auditor. To consider and, if deemed appropriate, adopt clear policies regarding hiring of employees or former employees of the Auditors that participated in any capacity in any Company audit.

7.                  Audited Financial Statement Review. To review with management and the Auditors, upon completion of the audit, the financial statements proposed to be included in the Company’s Registration Statements and Annual Report on Form 10-K to be filed with the SEC and to recommend to the Board whether or not such financial statements should be so included.

8.                  Annual Audit Results. To review and discuss with management and the Auditors, the results of the annual audit, including the Auditors’ assessment of the quality, not just acceptability, of the Company’s accounting principles and practices, the Auditors’ views about qualitative aspects of the Company’s significant accounting practices, the reasonableness of significant judgments and estimates (including material changes in estimates), all known and likely misstatements identified during the audit (other than those the Auditors believe to be trivial), the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards, including the standards of the PCAOB, as appropriate.

9.                  Auditor Communications. At least annually, to discuss with the Auditors the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB (including any successor rule adopted by the PCAOB).

10.               Quarterly Results. To review and discuss with management and the Auditors, as appropriate, the results of the Auditors’ review of the Company’s quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the SEC of the Company’s Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards, including standards of the PCAOB, as appropriate.

11.                Press Releases. To review and discuss with management and the Auditors, as appropriate, earnings press releases, and press releases containing information relating to material financial developments and earnings guidance provided to analysts and ratings agencies, which discussions may be general discussions with respect to the type of information to be disclosed or the type of presentation to be made. The Chair of the Committee may represent the entire Committee for purposes of such discussions.

12.                Management’s Discussion and Analysis. To review and discuss with management and the Auditors, as appropriate, the Company’s disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the SEC.

13.                Accounting Principles and Policies. To review and discuss with management and the Auditors, as appropriate, significant issues that arise regarding accounting principles and financial statement presentation, including critical accounting policies and practices, alternative accounting policies available under generally accepted accounting principles (“GAAP”) related to material items discussed with management, the potential impact on the Company’s financial statements of off-balance sheet structures and any other significant reporting issues and judgments, significant regulatory, legal and accounting initiatives or developments that may have a material impact on the Company’s financial statements, compliance programs and policies if, in the judgment of the Committee, such review is necessary or appropriate.

14.                Risk Assessment and Management. To review and discuss with management and the Auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps taken by management to identify, monitor and control these exposures; and to review and discuss with management insurance programs, including director and officer insurance, product liability insurance and general liability insurance (but excluding compensation and benefits-related insurance).

15.                Management Cooperation with Audit. To evaluate the cooperation received by the Auditors during their audit examination, including a review with the Auditors of any significant difficulties encountered during the audit or any restrictions on the scope of their activities or access to required records, data and information and, whether or not resolved, significant disagreements with management and management’s response, if any.

16.                Management Letters. To review and discuss with the Auditors and, if appropriate, management, any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and management’s response, if any, to such letter, as well as any additional material written communications between the Auditors and management.

17.                National Office Communications. To review and discuss with the Auditors, as appropriate, communications between the audit team and the Auditors’ national office with respect to accounting or auditing issues presented by the engagement.

18.                Disagreements Between Auditors and Management. To review with management and the Auditors, or any other registered public accounting firm engaged to perform review or attest services, any conflicts or disagreements between management and the Auditors, or such other accounting firm, whether or not resolved, regarding financial reporting, accounting practices or policies or other matters, that individually or in the aggregate could be significant to the Company’s financial statements or the Auditors’ report, and attempt to resolve any conflicts or disagreements regarding financial reporting.

19.                Internal Control Over Financial Reporting and Disclosure Controls. To confer with management and the Auditors, as appropriate, regarding the scope, adequacy and effectiveness of internal control over financial reporting and disclosure controls and procedures, including significant deficiencies or material weaknesses identified by the Auditors. To review with management and the Auditors any fraud, whether or not material, that includes management or other employees who have any significant role in the Company’s internal control over financial reporting or disclosure controls, and any significant changes in internal controls or disclosure controls or other factors that could significantly affect them, including any corrective actions in regard to significant deficiencies or material weaknesses.

20.                Separate Sessions. Periodically, to meet in separate sessions with the Auditors, as appropriate, and management to discuss any matters that the Committee, the Auditors or management believe should be discussed privately with the Committee.

21.                Correspondence with Regulators. To consider and review with management, the Auditors, outside counsel, as appropriate, and, in the judgment of the Committee, such special counsel, separate accounting firm or other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

22.                Complaint Procedures. To establish procedures, when and as required by applicable laws and rules, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or reports which raise material issues regarding the Company’s financial statements or accounting policies and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters, and to establish such procedures as the Committee may deem appropriate for the receipt, retention and treatment of complaints received by the Company with respect to any other matters that may be directed to the Committee for review and assessment.

23.                Ethical Compliance; Compliance with Legal and Regulatory Requirements. To review and discuss with management the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and rules, as well as to its Code of Ethics, as amended from time to time, and regarding legal matters and compliance with legal and regulatory requirements that may have a material effect on the Company’s business, financial statements or compliance policies, including any material reports or inquiries from regulatory or governmental agencies.

24.                Related-Party Transactions. To review, provide oversight of and approve related-party transactions, as required by stock exchange rules and regulations, including all transactions between the Company and any member of the Company’s management team or his or her respective affiliates, and any business combination between the Company and any person or entity affiliated with any member of the Company’s management team or any of the Company’s pre-initial public offering shareholders.

25.                Engagement of Registered Public Accounting Firms. To determine and approve engagements of any registered public accounting firm (in addition to the Auditors), prior to commencement of such engagements, to perform any other review or attest service, including the compensation to be paid, at the Company’s expense, to such firm and the negotiation and execution, on behalf of the Company, of such firm’s engagement letter, which approval may be pursuant to preapproval policies and procedures, including the delegation of preapproval authority to one or more Committee members, so long as any such preapproval decisions are made and presented to the full Committee at the next scheduled meeting.

26.                 Investment Policy. To review, on a periodic basis, as appropriate, the Company’s investment policy and recommend to the Board any changes to the investment policy.

27.                Investigations. To investigate any matter brought to the attention of the Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.

28.                Proxy Report. To prepare the report of the Committee required by the rules of the SEC to be included in the Company’s annual proxy statement.

29.                Report to Board. To report to the Board with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance or independence of the Auditors or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.

30.                Annual Committee Evaluation and Charter Review. The Committee shall review, discuss and assess its own performance at least annually. The Committee shall also review and assess the adequacy of this charter at least annually and shall recommend any proposed changes to the Board for its consideration and approval.

31.                Reimbursements of Expenses and Payments. To review and approve all reimbursements of expenses and payments made to any of the Company’s pre-initial public offering shareholders or the Company’s management team or any of their respective affiliates.

32.                General Authority. To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

It shall be the responsibility of management to prepare the Company’s financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. These functions shall not be the responsibility of the Committee, nor shall it be the Committee’s responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to GAAP or otherwise comply with applicable laws.

33.                Internal Audit Function. Until the internal audit function of the Company is established, to assist with the Board’s oversight of the design and implementation of an internal audit function; meet periodically with Company personnel primarily responsible for designing and implementing the internal audit function; review with the Auditors the Company’s plans for implementing the internal audit function, including management’s plans for internal audit’s budget, staff and responsibilities; and report regularly to the Board regarding the design and implementation of internal audit. Once the internal audit function is established, the Committee will monitor that the Company maintains an effective internal audit function and oversee the internal auditors (or other personnel responsible for the internal audit function), who will report directly to the Committee.

Adopted: [•], 2021